As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-144801

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0643773 (I.R.S. Employer Identification Number)
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
972-4-988-9488
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
Tel: (212) 894-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
James R. Tanenbaum, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 468-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
This Post-Effective Amendment relates to Registration Statement No. 333-144801 (the “Registration Statement”) filed by Protalix BioTherapeutics, Inc. Protalix BioTherapeutics and the selling shareholders have terminated all offerings of securities under the Registration Statement. Accordingly, this post-effective amendment no. 1 amends the Registration Statement to deregister and remove all securities under the Registration Statement that remain unsold and untransferred.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 19th day of December, 2008.

PROTALIX BIOTHERAPEUTICS, INC.
By:	/s/ David Aviezer
David Aviezer, Ph.D.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below on behalf of the Registrant.

Signature	Title	Date

/s/ David Aviezer David Aviezer, Ph.D.	President, Chief Executive Officer (Principal Executive Officer) and Director	December 19, 2008
/s/ Yossi Maimon Yossi Maimon	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 19, 2008
/s/ * Yoseph Shaaltiel, Ph.D.	Executive VP, Research and Development and Director	December 19, 2008
/s/ * Eli Hurvitz	Chairman of the Board	December 19, 2008
/s/ Alfred Akirov Alfred Akirov	Director	December 19, 2008
/s/ * Amos Bar-Shalev	Director	December 19, 2008
/s/ * Zeev Bronfeld	Director	December 19, 2008
/s/ * Yodfat Harel Gross	Director	December 19, 2008
/s/ Roger D. Kornberg, Ph.D. Roger D. Kornberg, Ph.D.	Director	December 19, 2008
/s/ * Eyal Sheratzky	Director	December 19, 2008
/s/ * Sharon Toussia-Cohen	Director	December 19, 2008

*By:	/s/ David Aviezer
David Aviezer, Ph.D.

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